Exhibit 10.12

EMPLOYMENT CONTRACT

Between

Swiss-Indo Trade & Invest SA
15, Route deFribourg 1723 Marly, Switzerland
Hereinafter: "the Employer"

and

Dr Yves Ducommun

5,CheminduJura
1024 Ecublens, Switzerland
Hereinafter: "the Employee"

Whereas the parties to this contract (hereinafter: "the Parties") have agreed as follows:

1.      Date of the entry in service

    This contract enters into force on January 1st, 2009, and supersedes any previous agreement between the Parties.

2.      Functions

    The employee works full time (100%), and serves as Chief Executive Officer of Swiss-Indo Trade & Invest SA.

3.      Duration

    This contract is of unlimited duration.

4.      Retribution

    The annual gross income granted to the Employee amounts to CHF 380'000.—, to be paid in twelve monthly installments latest on the penultimate day of the month. The income is subject to legal deductions for AVS, public unemployment insurance, and the Employee's contribution to the pension fund.

    The Employee accepts that the installments for the months between January 2009 and September 2009, as well as the corresponding charges due by the Employer, shall only be paid as of October 31st, 2009.

    Moreover, as of January 10th, 2010, the Employee may be entitled to receive an annual bonus to be determined according to the scheme of payment hereunder, of which the goals and factors shall be subject to annual review from the Board of Directors and notified in advance.

    Scheme of payment:

    (0-20% of the annual income in the event of an achievement of individual objectives)

    + (0-10% of the annual income in the event of the achievement of 80 to 120% of the budgeted turnover)

    + (0-20% of the annual salary in the event of the achievement of the budgeted net profit).

    The right to this annual bonus shall in no case imply further rights arising out of this contract nor shall it be interpreted as a part of the income. In the event of a termination of the agreement by one of the Parties, this annual bonus shall only be paid pro rata temporis provided that the termination was notified after September 30th of the given year.

5.      Holidays

    The Employee is entitled to twenty-five (25) days of leave per year, in addition to public bank holidays.

6.      Insurances

    During the full time of his employment contract, the Employee is insured against the following risks, the premiums and contributions of which shall be paid by the Employer:

• Shortfall

• Professional and non-professional accidents (LAA).

7.      Vehicle

    The Employer shall provide the Employee with a function car and pay all the expenses related thereto, in accordance with company policy.

8.     Confidentiality

    The Employee hereby agrees to retain any confidential information received or obtained during his activity for the Employer, and not to disclose any such information in any way to the benefit of any third party or for its own. This obligation shall be and remain in force during and after the termination of this employment contract, unless the contrary interest of the Employer or a legal duty to disclose.

9.     Intellectual property

    The Employee hereby agrees to inform the Employer of any invention it shall conceive, alone or jointly with others, within the course of the work for which the Employee has been hired, and to hand over, without any retribution, all the rights and patent claims related to any such invention to the Employer.

10.   Termination of Contract

    A notice of termination of the present contract is subjected to a six (6)-month time limit the first year, then to a nine (9)-month time limit from the second year onwards.

11.    Additional terms

    The Parties have agreed that Swiss law is applicable to the present Agreement.

    Any subject matter that is not expressly foreseen within the present agreement shall be settled in accordance with the articles 319 et seq. of the Swiss federal Code of obligations.

12.     Disputes

    Any dispute between the Employer and the Employee shall be submitted to the exclusive general jurisdiction of the courts of the place of residence of the Employee.

Original contract in French signed in two copies on December 12th, 20.08.

This exact English Translation signed in two copies on September 1, 2009.

The Employee	The Employer